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                                                                   EXHIBIT 10.15

                                                                      AS AMENDED

                                                                  APRIL 30, 1999

                             EMS TECHNOLOGIES, INC.
                  EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

1.    PURPOSE

      The purpose of this Plan is to attract and retain in the employ of the Company executives of outstanding experience and ability, and to incentivize them to superior performance. Under this Plan, annual incentive compensation (or "bonuses") will be based upon performance against financial and non-financial objectives that are consistent with the objectives of the Company and its shareholders. Thus, the Plan provides a means of rewarding those who contribute through their individual performance to the objectives of the Company.

2.    DEFINITIONS

      Unless the context otherwise requires, the words which follow shall have the following meaning:

      (a)   Plan - This Annual Incentive Compensation Plan for executives.

      (b) Business Unit - A principal subsidiary, business division or group of the Company as identified for the purposes of the Plan by the Committee.

      (c)   Board - The Board of Directors of the Company.

      (d)   Company - EMS Technologies, Inc.

      (e) Committee - The Compensation Committee of the Board, which has the exclusive authority to interpret and make awards under the Plan.

      (f)   Plan Year - A fiscal year of the Company.

      (g) Base Compensation - A Participant's annual salary compensation, before reduction for Cafeteria Plan, Savings Incentive Plan, Stock Purchase Plan or other elective reductions or deductions, and before deduction of any taxes.

      (h) Participant - A person selected in accordance with Section 4 to be eligible to receive a bonus in accordance with this Plan.

      (i) Target Incentive - The bonus payable under the Plan in the event 100% of financial objectives are met and the Participant's normalized Performance Score is 100%.

3.    ADMINISTRATION AND INTERPRETATION OF THE PLAN

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      The Committee shall have the power to (i) approve eligible Participants,
(ii) approve payments under the Plan, (iii) interpret the Plan, (iv) adopt, amend and rescind rules and regulations relating to the Plan, and (v) make all other determinations and take all other actions necessary or desirable for the Plan's administration.

      The decision of the Committee on any question concerning the interpretation and administration of the Plan shall be final and conclusive. The Committee's determinations may differ in the Committee's sole discretion between different Participants, irrespective of whether they are similarly situated. Subject to Section 7, nothing in the Plan shall give any employee or his or her legal representative or assigns any right to a bonus or otherwise to participate in the Plan except as the Committee may determine.

4.    ELIGIBLE PARTICIPANTS

      Participants will be those executives who are designated by the Chief Executive Officer as being in a position to have a significant impact on profits and Company performance and are approved by the Committee to receive a bonus under the Plan. However, if a Change in Control (as defined in Section 7) occurs prior to the time Participants are determined for the Plan Year in which the Change in Control occurs, all persons who were Participants in the prior Plan Year and who are active employees of the Company as of the date of the Change in Control shall be Participants for such Plan Year.

      Except as the Committee may otherwise determine or as provided in Section 7, each Participant for any Plan Year must serve during that Year as an executive of the Company and be an active employee of the Company when the Committee approves bonuses after the end of the Plan Year.

      The Committee may decide to award a pro-rated bonus to a Participant who is newly promoted or hired during a Plan Year. Pro-rated bonuses may also be awarded to Participants who retire with the Company's approval during a Plan Year and to the estates of Participants who die during a Plan Year.

5.    DETERMINATION OF INCENTIVE COMPENSATION AWARDS

      Incentive compensation awards shall be determined as set forth in this
Section 5.

      (a) DETERMINATION OF TARGETS. During the first calendar quarter of each Plan Year, the Target Incentive for each Participant shall be determined by the Committee. The Target Incentive shall equal the Participant's Base Compensation multiplied by a percentage that is based on the Committee's evaluation of the individual Participant's level of responsibility and potential to affect Company profits and performance. The Committee shall also specify the portions of each individual's Target that are dependent on the Company's and/or relevant Business Unit's financial performance during the Year.

      (b) DETERMINATION OF COMPANY AND BUSINESS UNIT FINANCIAL TARGETS. During the first calendar quarter of each Plan Year, the Committee shall set for the Company and for each Business Unit the target financial parameters against which actual financial performance will be elevated. At a minimum, these parameters will include Profit Before Taxes (PBT). The Committee shall also determine a formula outlining how the Target Incentives in 5(a) will be

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      affected if actual performance for PBT is not at the 100% level, and may establish such formulas for other specified financial performance parameters.

      (c) DETERMINATION OF PARTICIPANT PERFORMANCE SCORES. At the end of the year, the CEO shall prepare an overall assessment of each Participant's contributions. The Committee will use these assessments, together with its own assessments (particularly of the CEO), and together with each Participant's success in achieving any specific performance objectives established for the year, to establish an overall Performance Score for each Participant.

         The Performance Score guidelines will be:

            < 80% for Needs Improvement
            90% for Generally Meets Expectation (3.0 Performance)
            100% for Nominal Performance (Meets Expectations)
            125% for Outstanding Performance

         For the purposes of this Plan:

            Any excess over 100% will be doubled - for example, a raw score of 108% will be increased to 116%.

            Any deficit below 90% will be increased by a factor of 9, such that at 80% the Performance Score becomes 0 and the Participant is ineligible for an Incentive Award -- for example, a raw score of 85% will be reduced to 45% (90-5*9 = 45).

      In the event the average of all Performance Ratings of all Participants, as determined based on the foregoing guidelines and rules, exceeds 100%, the Score of all Participants shall be normalized by proportionate reduction such that the average shall equal 100% (the rules appearing immediately before this sentence shall not be further applied after or as a result of such normalization).

      (d) DETERMINATION OF AWARD BASED ON FINANCIAL OBJECTIVES. Following the close of each Plan Year, the Chief Financial Officer shall prepare a report setting forth the extent to which the Company and/or relevant Business Unit achieved the various financial objectives described in
      Section 5(b). The Target Incentive for each Participant shall first be adjusted for the weighting and actual performance against Company and relevant Business Unit targets as described in 5(a) and 5(b). The Committee shall then determine, based on an assessment of other financial parameters believed relevant in light of the Company's financial performance during the year, whether the calculated Target Incentive (as adjusted pursuant to the preceding sentence) shall be further adjusted.

      (e) PRELIMINARY DETERMINATION OF EACH PARTICIPANTS AWARD. A preliminary determination of each Participant's award shall be made by multiplying his or her adjusted Target Incentive, as determined in paragraph (d), by his or her normalized individual Performance Score.

      (f) FINAL APPROVAL. All awards shall be subject to final approval by the Committee, which shall have the authority in its judgment to adjust awards based on non-financial objectives, as

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      well as, in unusual circumstances as determined by the Committee, to adjust the awards based on financial objectives.

6.    PAYMENT OF INCENTIVE COMPENSATION AWARDS

      Except as provided in Section 7, bonuses awarded under this Plan will be fully paid in cash and/or shares of the Company's common stock (which may be subject to restrictions specified by the Committee), as determined by the Committee, within 90 days after the end of the Plan Year.

      Any amounts paid under this Plan shall be considered as compensation to the Participant for the purpose of disability and life insurance programs, unless and to the extent such compensation is expressly excluded by the provisions of such programs, but such amounts shall not be considered as compensation for purposes of any other incentive plan or other benefit unless such other plan or benefit expressly includes compensation paid under this Plan.

7.    CHANGE IN CONTROL OF THE COMPANY

            (a) CONTRARY PROVISIONS. The provisions of this Section 7 shall govern and supersede any inconsistent terms or provisions of the Plan.

            (b) CHANGE IN CONTROL. For purposes of the Plan, "Change in Control" shall mean any of the following events:

                        (1) The acquisition in one or more transactions by any
                  person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), of "Beneficial Ownership" (within the meaning of Rule 13d-3 under 1934 Act) of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or

                        (2) The individuals who are members of the Incumbent
                  Board (as defined below), cease for any reason to constitute at least two-thirds of the Board. The "Incumbent Board" consists of the individuals who as of January 23, 1997, are members of he Board and any individual becoming a director subsequent to January 23, 1997, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then composing the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board, except that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "Proxy Contest"), or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

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                        (3) Approval by shareholders of the Company of (i) a
                  merger or consolidation involving the Company if such shareholders do not, immediately following such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Company's voting securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                  If a Participant's employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who thereafter effects a Change in Control, or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan the date of a Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.

            (c) PAYMENT UPON A CHANGE IN CONTROL. Upon a Change in Control, the bonus for a Plan Year ending prior to the date of the Change in Control for which payment has not previously been made shall be unconditionally payable to each Participant. The portion based on financial objectives shall be determined as specified in paragraph 5(c), and the portion based on non-financial objectives shall be at not less than the Target level related to such objectives.

            If a Change in Control occurs with prior approval of the Board, bonuses for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such bonuses to be at the Target level or at such higher percentage of Base Compensation as may be approved by the Committee.

            If a Change in Control occurs without prior approval of the Board, bonuses for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such bonuses to be equal to the Target level. If such a Change in Control occurs before Targets shall have been established for a Plan Year, the Targets for such Plan Year shall be no less favorable to each of the Participants than the Targets for the prior Plan Year.

            Bonuses payable in accordance with this paragraph 7(c) shall be paid in cash on or before the fifth day following the date of the Change of Control.

      (d)   AMENDMENT OR TERMINATION.

            (i) This Section 7 shall not be amended or terminated as to any Participant who has not given his or her written consent.

            (ii) Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps

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            reasonably calculated to effect a Change in Control, or (2)
            otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void as to any Participant who has not given his or her written consent.

            (e) TRUST ARRANGEMENT. All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company. However, in the discretion of the Committee the Company may establish a trust or other arrangement for the purpose of funding the benefits payable under the Plan.

8.    NON-ASSIGNABILITY

      No bonus or other right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

9.    NO RIGHT TO EMPLOYMENT

      Nothing in this Plan or in any notice of award pursuant hereto shall confer any right to continue in the employment of the Company nor affect the Company's right to terminate the employment of any Participant.

10.   AMENDMENT OR TERMINATION

      The Board may amend or terminate the Plan, without the consent of any Participant, at any time prior to the end of the first calendar quarter of the Plan Year for which such amendment or termination becomes effective.

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(ALTERNATE APPROACH TO 6(d) -- IN LIEU OF LAST SENTENCE):

      IF ACTUAL PERFORMANCE IS LESS THAN ANY OBJECTIVE, BUT NOT LESS THAN 80% OF THE OBJECTIVE, THE PORTION OF THE TARGET RELATED TO THAT OBJECTIVE SHALL BE REDUCED BY APPLYING TO THAT PORTION THE PERCENTAGE THAT THE ACTUAL PERFORMANCE BEARS TO THE OBJECTIVE; IF THE ACTUAL PERFORMANCE ON ANY OBJECTIVE IS LESS THAN 80% OF THE OBJECTIVE, THEN THE PORTION OF THE TARGET DEPENDENT ON THAT OBJECTIVE SHALL NOT BE AWARDED. IF ACTUAL PERFORMANCE EXCEEDS THE OBJECTIVE FOR ANY OBJECTIVE, THE PORTION OF THE TARGET DEPENDENT ON THAT OBJECTIVE SHALL BE INCREASED BY DOUBLE THE PERCENTAGE THAT ACTUAL PERFORMANCE EXCEEDS THE OBJECTIVE, TO A MAXIMUM INCREASE OF 50%. FOR EXAMPLE, IF FOR A PARTICULAR PARTICIPANT THE FINANCIAL OBJECTIVES PERTAIN TO (I) EARNINGS PER SHARE, (II) RETURN ON INVESTMENT FOR A PARTICULAR BUSINESS UNIT, AND (III) BEFORE-TAX EARNINGS FOR A PARTICULAR BUSINESS UNIT, WEIGHTED 4:2:1, AND ACTUAL EPS IS 90% OF OBJECTIVE, AND ACTUAL BUSINESS UNIT ROI AND BEFORE-TAX EARNINGS ARE 75% AND 105% OF THE OBJECTIVES, THE PARTICIPANT'S AWARD BASED ON FINANCIAL OBJECTIVE IS (.85 X 40%) + (0 X 20%) + (1.1 X 10%) = 34% +0% + 11% = 45%
      OF TARGET.